Exhibit 99.1
Verisk Reports Third-Quarter 2019 Financial Results

•	Consolidated revenue was $653 million for the third quarter of 2019, up 9.0%, and up 7.6% on an organic constant currency (OCC) basis.

•	Net income was $33 million for the third quarter of 2019, down 80.2%. Adjusted EBITDA, a non-GAAP measure, was $309 million, up 9.0%, and up 7.7% on an OCC basis.

•	Diluted earnings per share (diluted EPS) were $0.20 for the third quarter of 2019; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.12.

•	The Company has recorded a $125 million reserve for litigation associated with our remote imagery business.

•	Net cash provided by operating activities was $214 million for the third quarter of 2019, down 5.7%. Free cash flow, a non-GAAP measure, was $153 million, down 10.8%.

•	The company paid a cash dividend of 25 cents per share on September 30, 2019. The company’s Board of Directors approved a cash dividend of 25 cents per share payable on December 31, 2019.

•	The Company repurchased $75 million of its shares for the quarter ended September 30, 2019.
JERSEY CITY, N.J., October 29, 2019 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the quarter ended September 30, 2019.
Scott Stephenson, chairman, president, and CEO, said, “I’m pleased to report that Verisk delivered strong revenue and EBITDA growth in the third quarter driven by continued strength in our Insurance segment and solid improvement in Energy and Specialized Markets. We’re strongly positioned to continue to deliver on our strategies to drive long-term shareholder value as we focus on serving our customers while investing in market-leading innovation and in our people.”
Lee Shavel, CFO and executive vice president, said, “Verisk delivered organic constant currency revenue growth of 7.6% and organic constant currency adjusted EBITDA growth of 7.7% while continuing to invest in our business. We continue to manage our capital prudently, and in the quarter, we demonstrated our ability to fund internal investment and make selective strategic acquisitions while also returning cash to shareholders.”
Summary of Results (GAAP and Non-GAAP)
(in millions, except per share amounts)
Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	Change	2019	2018	Change
Revenues	$652.7	$598.7	9.0%	$1,930.3	$1,781.2	8.4%

Net income	32.9	166.0	(80.2)	317.7	452.5	(29.8)
Adjusted EBITDA	309.3	283.8	9.0	905.3	841.1	7.6

Diluted EPS	0.20	0.99	(79.8)	1.91	2.68	(28.7)
Diluted adjusted EPS	1.12	1.08	3.7	3.24	3.07	5.5

Net cash provided by operating activities	213.6	226.6	(5.7)	779.9	761.0	2.5
Free cash flow	152.9	171.4	(10.8)	627.1	606.5	3.4
Revenue
Consolidated revenue increased 9.0% for the third quarter of 2019 and increased 7.6% on an OCC basis.

Revenues and Revenue Growth by Segment
(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	September 30,		September 30, 2019
	2019	2018	Reported	OCC
Underwriting & rating	$310.3	$285.1	8.8%	7.9%
Claims	156.5	142.6	9.8	7.4
Insurance	466.8	427.7	9.2	7.7
Energy and Specialized Markets	142.5	127.7	11.6	8.7
Financial Services	43.4	43.3	0.1	2.7
Revenues	$652.7	$598.7	9.0	7.6

			Revenue Growth
	Nine Months Ended		Nine Months Ended
	September 30,		September 30, 2019
	2019	2018	Reported	OCC
Underwriting & rating	$926.1	$854.6	8.4%	7.3%
Claims	460.4	415.1	10.9	8.2
Insurance	1,386.5	1,269.7	9.2	7.6
Energy and Specialized Markets	413.1	383.1	7.8	6.9
Financial Services	130.7	128.4	1.8	3.1
Revenues	$1,930.3	$1,781.2	8.4	7.1
Insurance segment revenue grew 9.2% in the third quarter of 2019 and 7.7% on an OCC basis.

•
Underwriting & rating revenue increased 8.8% in the quarter and 7.9% on an OCC basis, resulting primarily from increases in our industry-standard insurance programs, property-specific underwriting solutions, and catastrophe modeling solutions.

•	Claims revenue grew 9.8% in the quarter and 7.4% on an OCC basis, resulting primarily from growth in claims analytics revenue and repair cost estimating solutions revenue.
Energy and Specialized Markets segment revenue increased 11.6% in the quarter and 8.7% on an OCC basis, resulting primarily from increases in market and cost intelligence solutions and core research and consulting revenues.
Financial Services segment revenue increased 0.1% in the quarter and 2.7% on an OCC basis, resulting primarily from increases in enterprise data management and fraud and credit risk management solutions offset by decreases in portfolio management from nonrecurring consulting revenues.
Net Income and Adjusted EBITDA
Net income decreased 80.2%, negatively impacted by the $125 million litigation reserve related to our remote imagery business, a year-over-year increase in acquisition-related costs (earn-out), the loss on the sale of our retail analytics solution business, and a higher effective tax rate for the third quarter of 2019. Adjusted EBITDA increased 9.0%, and on an OCC basis, adjusted EBITDA increased 7.7% for the third quarter of 2019. Both were positively affected by leverage on solid sales growth and cost discipline.

EBITDA and Adjusted EBITDA by Segment
(in millions)
Note: Consolidated EBITDA and adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2019	2018	2019	2018	2019	2018	2019 Reported	2019 OCC	2019	2018
Insurance	$112.2	$240.1	24.0%	56.1%	$247.6	$228.0	8.7%	7.9%	53.1%	53.3%
Energy and Specialized Markets	29.0	41.2	20.3	32.2	47.4	40.4	17.2	10.9	33.3	31.7
Financial Services	8.1	16.6	18.6	38.4	14.3	15.4	(7.4)	(3.5)	32.8	35.5
Consolidated	$149.3	$297.9	22.9	49.8	$309.3	$283.8	9.0	7.7	47.4	47.4

	Nine Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2019	2018	2019	2018	2019	2018	2019 Reported	2019 OCC	2019	2018
Insurance	$588.2	$700.4	42.4%	55.2%	$735.7	$683.2	7.7%	6.5%	53.1%	53.8%
Energy and Specialized Markets	104.5	116.0	25.3%	30.3	128.0	115.3	10.9	9.5	31.0	30.1
Financial Services	35.4	40.9	27.1	31.8	41.6	42.6	(2.2)	(0.3)	31.8	33.1
Consolidated	$728.1	$857.3	37.7	48.1	$905.3	$841.1	7.6	6.5	46.9	47.2
Earnings Per Share
Diluted EPS decreased 79.8% to $0.20 for the third quarter of 2019, due to a $125 million litigation reserve related to our remote imagery business, a year-over-year increase in acquisition-related costs (earn-out), the loss on the sale of our retail analytics solution business, and a higher effective tax rate for the third quarter of 2019.
Diluted adjusted EPS grew 3.7% to $1.12 for the third quarter of 2019, reflecting organic growth in the business, contributions from acquisitions, a decrease in interest expense, and lower average share count. These increases were offset in part by increases in depreciation and amortization expense and a higher effective tax rate.
Cash Flow
Net cash provided by operating activities was $214 million for the third quarter of 2019, down 5.7%. Capital expenditures were $61 million for the third quarter of 2019, up 10.1%. Free cash flow was $153 million for the third quarter of 2019, down 10.8%, primarily due to higher income tax payments and timing differences related to the payment of certain expenses.
Free cash flow represented 49.4% of adjusted EBITDA for the third quarter of 2019, compared with 60.4% in the prior-year period.
Litigation Reserve
In the third quarter, a jury determined that the Company had willfully infringed five patents related to our remote imagery business and assessed damages of $125 million, for which we have recorded a reserve. The Company plans to appeal this decision.
Senior Notes
During the third quarter of 2019, the Company completed an additional $200 million issuance of the 4.125% senior notes due 2029, at an issue price of 110.904% for an effective yield of 2.78%. The Company used the proceeds to fund acquisitions and for general corporate purposes.
Dividend
On September 30, 2019, Verisk paid a cash dividend of 25 cents per share of common stock issued and outstanding to the holders of record as of September 13, 2019.

On October 23, 2019, Verisk’s Board of Directors approved a cash dividend of 25 cents per share of common stock issued and outstanding, payable on December 31, 2019, to holders of record as of December 13, 2019.
Share Repurchases
The company repurchased, through an accelerated share repurchase (ASR) agreement, approximately 491,000 shares at an average price of $152.84, for a total cost of $75 million for the third quarter of 2019. The company also entered into an additional $50 million ASR agreement; the associated shares will be delivered and settled in the fourth quarter of 2019. At September 30, 2019, the company had $228 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, October 30, 2019, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #2364679.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2018, Forbes magazine named Verisk to its World’s Best Employers list. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com
Media
Brett Garrison
Edelman (for Verisk)
917-639-4903
Brett.Garrison@edelman.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, Verisk’s expectation and ability to pay a cash dividend on its common stock in the future, subject to the determination by the Board of Directors and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company, for budgeting and planning purposes, and for evaluating the performance of senior management.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), nonrecurring gain/loss, and interest income on the subordinated promissory note. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. The company believes these measures are useful and meaningful because they allow for greater transparency regarding the company’s operating performance and facilitate period-to-period comparison.
Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) nonrecurring gain/loss, net of tax; and (iv) interest income on the subordinated promissory note, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. The company believes these measures are useful and meaningful because they allow evaluation of the after-tax profitability of the company’s results excluding the after-tax effect of acquisition-related costs and nonrecurring items.
Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. The company believes free cash flow is an important measure of the recurring cash generated by the company’s operations that may be available to repay debt obligations, repurchase its stock, invest in future growth through new business development activities, or make acquisitions.
Organic Constant Currency (OCC): The company’s operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which it transacts change in value over time compared with the U.S. dollar; accordingly, it presents certain constant currency financial information to assess how the company performed excluding the impact of foreign currency exchange rate fluctuations. The company calculates constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. The company defines “organic” as operating results excluding the effect of recent acquisitions and dispositions that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition is excluded from organic at the beginning of the calendar quarter in which the disposition occurs. Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. The organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison. A disposition’s results are removed from all prior periods presented to allow for comparability. The company believes organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of its business and to facilitate the comparison of period-to-period performance, because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.
See pages 10 and 11 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin. See page

12 for a reconciliation of adjusted EBITDA expenses and a reconciliation of diluted adjusted EPS. See page 13 for a reconciliation of net cash provided by operating activities to free cash flow.
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2019, and December 31, 2018

	2019	2018

	(in millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$311.8	$139.5
Accounts receivable, net of allowance for doubtful accounts of $9.2 and $5.7, respectively	405.5	356.4
Prepaid expenses	71.9	63.9
Income taxes receivable	23.3	34.0
Other current assets	18.5	50.7
Total current assets	831.0	644.5
Noncurrent assets:
Fixed assets, net	586.5	555.9
Operating lease right-of-use assets, net	222.1	—
Intangible assets, net	1,141.2	1,227.8
Goodwill	3,367.0	3,361.5
Deferred income tax assets	10.7	11.1
Other assets	130.6	99.5
Total assets	$6,289.1	$5,900.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$362.8	$250.8
Acquisition-related liabilities	81.3	12.7
Short-term debt and current portion of long-term debt	24.9	672.8
Deferred revenues	460.4	383.1
Operating lease liabilities	39.4	—
Income taxes payable	4.8	5.2
Total current liabilities	973.6	1,324.6
Noncurrent liabilities:
Long-term debt	2,668.4	2,050.5
Deferred income tax liabilities	322.2	350.6
Operating lease liabilities	212.3	—
Acquisition-related liabilities	0.2	28.3
Other liabilities	48.7	75.7
Total liabilities	4,225.4	3,829.7
Commitments and contingencies
Stockholders’ equity:
Verisk common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 163,651,530 and 163,970,410 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,357.3	2,283.0
Treasury stock, at cost, 380,351,508 and 380,032,628 shares, respectively	(3,751.9)	(3,563.2)
Retained earnings	4,136.6	3,942.6
Accumulated other comprehensive losses	(678.4)	(591.9)
Total stockholders’ equity	2,063.7	2,070.6
Total liabilities and stockholders’ equity	$6,289.1	$5,900.3

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2019 and 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(in millions, except for share and per share data)
Revenues	$652.7	$598.7	$1,930.3	$1,781.2
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	242.9	219.2	717.0	662.2
Selling, general and administrative	255.0	95.7	478.7	281.0
Depreciation and amortization of fixed assets	45.8	39.5	138.0	121.6
Amortization of intangible assets	33.3	33.2	100.1	98.5
Total operating expenses	577.0	387.6	1,433.8	1,163.3
Operating income	75.7	211.1	496.5	617.9
Other income (expense):
Investment (loss) income and others, net	(5.5)	14.1	(6.5)	19.3
Interest expense	(31.3)	(32.4)	(93.7)	(97.1)
Total other expense, net	(36.8)	(18.3)	(100.2)	(77.8)
Income before income taxes	38.9	192.8	396.3	540.1
Provision for income taxes	(6.0)	(26.8)	(78.6)	(87.6)
Net income	$32.9	$166.0	$317.7	$452.5
Basic net income per share	$0.20	$1.01	$1.94	$2.74
Diluted net income per share	$0.20	$0.99	$1.91	$2.68
Weighted-average shares outstanding:
Basic	163,580,563	164,829,250	163,617,580	164,962,647
Diluted	166,779,618	168,200,766	166,673,946	168,614,835

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2019 and 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(in millions)
Cash flows from operating activities:
Net income	$32.9	$166.0	$317.7	$452.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	45.8	39.5	138.0	121.6
Amortization of intangible assets	33.3	33.2	100.1	98.5
Amortization of debt issuance costs and original issue discount, net of original issue premium	1.6	1.0	3.5	3.1
Provision for doubtful accounts	1.8	1.3	5.1	4.1
Realized gain on subordinated promissory note	—	(12.3)	—	(12.3)
Loss on sale of assets	6.2	—	6.2	—
Stock-based compensation	8.8	10.3	36.4	30.1
Realized gain on available-for-sale securities, net	(0.1)	(0.2)	(0.7)	(0.3)
Deferred income taxes	(27.4)	(7.6)	(27.4)	(8.7)
Loss on disposal of fixed assets, net	—	0.1	—	0.2

Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	35.2	18.5	(54.5)	15.7
Prepaid expenses and other assets	(9.2)	(2.4)	(19.9)	(22.4)
Operating lease right-of-use assets, net	9.9	—	28.5	—
Income taxes	2.7	10.7	13.9	13.9
Acquisition-related liabilities	44.9	0.2	40.5	0.4
Accounts payable and accrued liabilities	138.7	41.1	152.7	37.8
Deferred revenues	(95.3)	(72.5)	71.5	51.3
Operating lease liabilities	(8.7)	—	(27.2)	—
Other liabilities	(7.5)	(0.3)	(4.5)	(24.5)
Net cash provided by operating activities	213.6	226.6	779.9	761.0
Cash flows from investing activities:
Acquisitions, net of cash acquired of $3.1 and $0, and $6.8 and $3.1, respectively	(40.4)	(0.5)	(109.5)	(61.4)
Escrow funding associated with acquisitions	(4.5)	—	(4.5)	(6.3)
Proceeds from subordinated promissory note	—	121.4	—	121.4
Capital expenditures	(60.7)	(55.2)	(152.8)	(154.5)
Other investing activities, net	(0.8)	0.5	(7.7)	(3.0)
Net cash (used in) provided by investing activities	(106.4)	66.2	(274.5)	(103.8)
Cash flows from financing activities:
Repayments of short-term debt, net	(60.0)	(195.0)	(405.0)	(430.0)
Repayments of current portion of long-term debt	—	—	(250.0)	—
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	221.8	—	619.7	—
Payment of debt issuance costs	(1.2)	—	(5.3)	—
Repurchases of common stock	(75.0)	(102.8)	(200.0)	(282.2)
Proceeds from stock options exercised	13.5	27.7	45.8	74.7
Net share settlement from restricted stock awards	—	—	(5.1)	(3.5)
Dividends paid	(40.8)	—	(122.7)	—
Other financing activities, net	(6.9)	(1.3)	(12.2)	(7.5)
Net cash provided by (used in) financing activities	51.4	(271.4)	(334.8)	(648.5)
Effect of exchange rate changes	(0.1)	(5.8)	1.7	(3.4)
Increase in cash and cash equivalents	158.5	15.6	172.3	5.3
Cash and cash equivalents, beginning of period	153.3	132.0	139.5	142.3
Cash and cash equivalents, end of period	$311.8	$147.6	$311.8	$147.6
Supplemental disclosures:
Income taxes paid	$37.5	$23.7	$98.9	$81.7
Interest paid	$16.5	$17.5	$77.1	$81.4
Noncash investing and financing activities:
Debt issuance costs included in accounts payable and accrued liabilities	$1.3	$—	$1.3	$—
Deferred tax liability established on date of acquisition	$2.9	$—	$2.8	$5.1
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$—	$247.6	$—
Finance lease obligations	$9.8	$1.4	$19.2	$12.8
Operating lease obligations	$2.0	$—	$3.3	$—
Tenant improvements	$0.9	$0.1	$1.6	$0.1
Fixed assets included in accounts payable and accrued liabilities	$0.5	$1.8	$0.5	$1.8
Dividend payable included in other liabilities	$0.8	$—	$1.0	$—

Non-GAAP Reconciliations
Consolidated Adjusted EBITDA Reconciliation
(in millions)
Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$32.9	5.0%	$166.0	27.7%	$317.7	16.5%	$452.5	25.4%
Depreciation and amortization of fixed assets	45.8	7.0	39.5	6.6	138.0	7.1	121.6	6.8
Amortization of intangible assets	33.3	5.1	33.2	5.6	100.1	5.2	98.5	5.5
Interest expense	31.3	4.8	32.4	5.4	93.7	4.9	97.1	5.5
Provision for income taxes	6.0	1.0	26.8	4.5	78.6	4.0	87.6	4.9
EBITDA	149.3	22.9	297.9	49.8	728.1	37.7	857.3	48.1
Litigation reserve	125.0	19.1	—	—	125.0	6.5	—	—
Acquisition-related costs (earn-out)	28.8	4.4	0.2	—	46.0	2.4	4.2	0.2
Nonrecurring loss	6.2	1.0	—	—	6.2	0.3	—	—
Realized gain and interest income on subordinated promissory note receivable	—	—	(14.3)	(2.4)	—	—	(20.4)	(1.1)
Adjusted EBITDA	309.3	47.4	283.8	47.4	905.3	46.9	841.1	47.2
Adjusted EBITDA from acquisitions and disposition	(4.1)	0.3	(0.1)	0.1	(11.8)	0.3	0.2	0.1
Organic adjusted EBITDA	$305.2	47.7	$283.7	47.5	$893.5	47.2	$841.3	47.3
Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)
Note: Organic revenues and adjusted EBITDA are non-GAAP measures.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$466.8	$142.5	$43.4	$427.7	$127.7	$43.3
Revenues from acquisitions and disposition	(7.2)	(5.8)	(0.1)	—	—	(1.1)
Organic revenues	$459.6	$136.7	$43.3	$427.7	$127.7	$42.2

EBITDA	$112.2	$29.0	$8.1	$240.1	$41.2	$16.6
Litigation reserve	125.0	—	—	—	—	—
Acquisition-related costs (earn-out)	10.4	18.4	—	—	0.2	—
Nonrecurring loss	—		6.2	—	—	—
Realized gain and interest income on subordinated promissory note receivable	—	—	—	(12.1)	(1.0)	(1.2)
Adjusted EBITDA	247.6	47.4	14.3	228.0	40.4	15.4
Adjusted EBITDA from acquisitions and disposition	(2.2)	(2.2)	0.3	—	—	(0.1)
Organic adjusted EBITDA	$245.4	$45.2	$14.6	$228.0	$40.4	$15.3

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,386.5	$413.1	$130.7	$1,269.7	$383.1	$128.4
Revenues from acquisitions and disposition	(24.4)	(11.6)	(0.1)	(0.8)	—	(1.1)
Organic revenues	$1,362.1	$401.5	$130.6	$1,268.9	$383.1	$127.3

EBITDA	$588.2	$104.5	$35.4	$700.4	$116.0	$40.9
Litigation reserve	125.0	—	—	—	—	—
Acquisition-related costs (earn-out)	22.5	23.5	—	—	0.7	3.5
Nonrecurring loss	—	—	6.2	—	—	—
Realized gain and interest income on subordinated promissory note receivable	—	—	—	(17.2)	(1.4)	(1.8)
Adjusted EBITDA	735.7	128.0	41.6	683.2	115.3	42.6
Adjusted EBITDA from acquisitions and disposition	(8.4)	(3.8)	0.4	0.3	—	(0.1)
Organic adjusted EBITDA	$727.3	$124.2	$42.0	$683.5	$115.3	$42.5
Segment Adjusted EBITDA Margin Reconciliation
Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	24.0%	20.3%	18.6%	56.1%	32.2%	38.4%
Litigation reserve	26.8	—	—	—	—	—
Acquisition-related costs (earn-out)	2.3	13.0	—	—	0.2	—
Nonrecurring loss	—	—	14.2	—	—	—
Realized gain and interest income on subordinated promissory note receivable	—	—	—	(2.8)	(0.7)	(2.9)
Adjusted EBITDA margin	53.1	33.3	32.8	53.3	31.7	35.5

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	42.4%	25.3%	27.1%	55.2%	30.3%	31.8%
Litigation reserve	9.0	—	—	—	—	—
Acquisition-related costs (earn-out)	1.7	5.7	—	—	0.2	2.7
Nonrecurring loss	—	—	4.7	—	—	—
Realized gain and interest income on subordinated promissory note receivable	—	—	—	(1.4)	(0.4)	(1.4)
Adjusted EBITDA margin	53.1	31.0	31.8	53.8	30.1	33.1

Adjusted EBITDA Expense Reconciliation
(in millions)
Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating expenses	$577.0	$387.6	$1,433.8	$1,163.3
Depreciation and amortization of fixed assets	(45.8)	(39.5)	(138.0)	(121.6)
Amortization of intangible assets	(33.3)	(33.2)	(100.1)	(98.5)
Investment income and others, net	5.5	(14.1)	6.5	(19.3)
Litigation reserve	(125.0)	—	(125.0)	—
Acquisition-related costs (earn-out)	(28.8)	(0.2)	(46.0)	(4.2)
Nonrecurring loss	(6.2)	—	(6.2)	—
Realized gain and interest income on subordinated promissory note receivable	—	14.3	—	20.4
Adjusted EBITDA expenses	$343.4	$314.9	1,025.0	940.1
Diluted Adjusted EPS Reconciliation
(in millions, except per share amounts)
Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$32.9	$166.0	$317.7	$452.5
plus: Amortization of intangible assets	33.3	33.2	100.1	98.5
less: Income tax effect on amortization of intangible assets	(7.0)	(6.9)	(21.0)	(20.7)
plus: Litigation reserve	125.0	—	125.0	—
less: Income tax effect on litigation reserve	(29.9)	—	(29.9)	—
plus: Acquisition-related costs (earn-out) and related interest	29.1	0.2	46.8	4.2
less: Income tax effect on acquisition-related costs (earn-out) and related interest	(2.0)	—	(2.8)	(1.3)
plus: Loss on sale of assets	6.2	—	6.2	—
less: Income tax effect on loss on sale of assets	(1.5)	—	(1.5)	—
less: Realized gain and interest income on subordinated promissory note receivable	—	(14.3)	—	(20.4)
plus: Income tax effect on realized gain and interest income on subordinated promissory note receivable	—	3.3	—	4.8
Adjusted net income	$186.1	$181.5	$540.6	$517.6

Diluted EPS	$0.20	$0.99	$1.91	$2.68
Diluted adjusted EPS	$1.12	$1.08	$3.24	$3.07

Weighted-average diluted shares outstanding	166.8	168.2	166.7	168.6

Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	Change	2019	2018	Change
Net cash provided by operating activities	$213.6	$226.6	(5.7)%	$779.9	$761.0	2.5%
less: Capital expenditures	(60.7)	(55.2)	10.1	(152.8)	(154.5)	(1.1)
Free cash flow	$152.9	$171.4	(10.8)%	$627.1	$606.5	3.4